Exhibit 10.14

April 5, 2013

John Ruelle
[Address omitted]

Dear John,

This letter confirms the amendment to the Change of Control and Termination without Cause provisions of your employment agreement dated October 10, 2011.

The following replaces similar provisions which were included in the original agreement and are effective retroactively to October 10, 2011.

Change of Control and Termination without Cause: In the event of a Change of Control of the Company (defined as 50% or more of the common shares owned by one investor group) all unvested options will immediately vest.

In addition, should material changes be proposed to your position, you will have the option to receive a lump sum severance payment equal to:

a)	twelve (12) months; plus
b)	an additional one (1) month per year of service (from the commencement of this agreement), to a maximum of eighteen (18) months, of the total of your then annual base salary and annual bonus.

You shall also receive the continuation of your auto allowance, medical, dental and insurance benefits, with the exception of short and long term disability insurance, for:

a)	twelve (12) months; plus
b)	an additional one (1) month per year of service (from the commencement of this agreement), to a maximum of eighteen (18) months, following the date that employment is terminated.

In the event of termination of your employment without cause, you will receive severance benefits equal to:

(a)	twelve (12) months; plus
(b)	an additional one (1) month per year of service (from the commencement of this agreement), to a maximum of eighteen (18) months, of the total of your then annual base salary and annual bonus.

You shall also receive the continuation of your auto allowance, medical, dental and insurance benefits, with the exception of short and long term disability insurance, for:

(a)	twelve (12) months; plus
(b)	an additional one (1) month per year of service (from the commencement of this agreement), to a maximum of eighteen (18) months, following the date that employment is terminated.

For the purposes of calculating severance under Change of Control or Termination Without Cause above, the bonus will be based on the higher of the average of the prorated year to date results, assuming a minimum of six (6) months have elapsed for that current fiscal year plus the preceding year bonus payout or the average bonus payout of your previous two years of employment.

Yours sincerely,

/s/ Steven Bromley

Steven Bromley
Chief Executive Officer
SunOpta Inc.